EXHIBIT 10.9


                         ENVIRONMENTAL AGREEMENT


            This ENVIRONMENTAL AGREEMENT is entered into as of July 22, 1993 by and among BP Exploration & Oil Inc., an Ohio corporation ("BP"), Truckstops Corporation of America Inc., a Delaware corporation ("TA," and together with BP, "Seller"), and T.S. Network Corp., a Delaware corporation (together with its successors and assigns, "Buyer").

            WHEREAS, Buyer and Seller are entering into an asset purchase agreement of even date herewith (the "Asset Purchase Agreement"), and Buyer and Seller desire to set forth their respective obligations with respect to environmental matters in connection therewith.

            NOW, THEREFORE, in consideration of their mutual covenants, the aforementioned parties hereto agree as follows:

            1. DEFINITIONS. Capitalized terms used herein without definition have the meanings ascribed to them in the Asset Purchase Agreement. For purposes of this Environmental Agreement, the following terms shall have the meanings respectively ascribed below:

                  (a) "A/TS NETWORK means the Real Property and Purchased Assets comprising a national auto/truckstop network.

                  (aa) "AUTO/TRUCKSTOP" means a location in the A/TS Network, including the associated Real Property and Purchased Assets.

                  (b) "BUYER INDEMNITEES" means Buyer, Buyer's Affiliates and their respective officers, directors, employees and agents, in their capacity as such.




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                  (c) "ENVIRONMENT" means navigable ocean waters, natural
resources, surface waters, groundwater, drinking water supply, land surface, subsurface strata and ambient air both inside and outside of buildings and structures.

                  (d) "ENVIRONMENTAL ACTION" means any Proceeding, notice, order, agreement or evaluation by any Governmental Authority or other Person as to whether Environmental Damages of any kind exist or may be sought arising out of or relating to the ownership or operation of the A/TS Network or the ownership, use or condition of the Purchased Assets on or prior to the Closing Date.

                  (e) "ENVIRONMENTAL COMPLIANCE ACTION" means any activity reasonably necessary to cause any Storage Tank Systems, any pollution control equipment, structure, device, plan or process, or any other equipment, structure, device, plan or process subject to regulation pursuant to Environmental Laws, located at any parcel of Real Property in the A/TS Network, to be in compliance with applicable Environmental Laws in effect at the Closing Date.

                  (f) "ENVIRONMENTAL CONSULTANTS" shall have the meaning ascribed to it in Section 3(b) hereof.

                  (g) "ENVIRONMENTAL DAMAGES" means any Damages imposed or incurred by, under or pursuant to Environmental Laws in effect as of the Closing Date; PROVIDED, HOWEVER, that with respect to conditions requiring Remedial Action by Seller pursuant to Section 4(a), it means any Damages imposed or incurred by, under or pursuant to Environmental Laws in effect as of the Sign-Off Date.

                  (h) "ENVIRONMENTAL LAWS" means federal, state and local laws, principles of common law, regulations and codes, as well as orders, decrees,




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judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the Environment.

                  (i) "HAZARDOUS SUBSTANCE" means any toxic substance or waste, pollutant, hazardous substance or waste, contaminant, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, or any toxic or hazardous constituent of any such substance or waste, including without limitation any such substance regulated under or defined by any Environmental Law.

                  (j) "INDEPENDENT CONSULTANT" shall have the meaning ascribed to it in Section 8 hereof.

                  (k) "MATERIAL ENVIRONMENTAL DAMAGES" means Environmental Damages, individually or in the aggregate, in excess of $250,000 in the aggregate.

                  (l) "PERMIT" means any approval, registration, authorization, certificate, certificate of occupancy, consent, license, order or permit or other similar authorization of or with any Governmental Authority required by applicable Environmental Laws in effect on or prior to the Closing Date for the ownership or operation of the Purchased Assets or the business of the A/TS Network.

                  (m) "PHASE I ENVIRONMENTAL AUDITS" means audits of the A/TS Network and the Real Property performed by and on behalf of Sellers in accordance with the Phase I scope of work attached hereto as Exhibit A.

                  (n) "PHASE II ENVIRONMENTAL AUDITS" means assessments of the A/TS Network and the Real Property in accordance with the Phase II scope of




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work attached hereto as Exhibit B, as modified to incorporate any additional work recommended at individual Auto/Truckstops by the Phase I Environmental Audits.

                  (o) "RELEASE" means any spilling, leaking, emitting, pumping, injecting, discharging, escaping, leaching or disposing of Hazardous Substances into the Environment.

                  (p) "REMEDIAL ACTION" means all activities, whether undertaken pursuant to judicial or administrative order or otherwise, reasonably necessary to comply with applicable Environmental Laws, to investigate, monitor and, if required, clean up, remove, treat, cover or in any other way adjust Hazardous Substances in the Environment but excluding Environmental Compliance Action. There can be more than one Remedial Action at a Real Property.

                  (q) "SELLER INDEMNITEES" means Seller, Seller's Affiliates and their respective officers, directors, employees and agents, in their capacity as such.

                  (r) "SELLER'S KNOWLEDGE" or "knowledge of any Seller" means the actual knowledge of any of the following persons: J.R. Rocco, R.K. Purvis, R.J. Ress, J.F. Cullen, R.K. Morris, Harrison T. Bubb, Keith A. McCabe, Peter D. Wilbur, Ed Kuhn or Jim George.

                  (s)   "SIGN-OFF DATE" shall have the meaning ascribed to it in
Section 4(c).

                  (t) "STORAGE TANK SYSTEMS" means any system of one or more underground or aboveground storage tanks and any related piping.

            2. ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. To Seller's knowledge, Seller hereby represents and warrants to Buyer as follows:




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                  (a) Except as set forth in Schedule 1, the ownership and
operation of the A/TS Network and the ownership and use of the Purchased Assets are in substantial compliance with Environmental Laws, with the exception of instances of noncompliance which are not reasonably likely to result in Material Environmental Damages;

                  (b) Except as set forth in Schedule 2, Seller holds all Permits, with the exception of any failures to hold any such Permits which are not reasonably likely to result in Material Environmental Damages; all such Permits are in full force and effect, no action to revoke or modify any of such Permits is pending, and the ownership and operation of the A/TS Network and the ownership and use of the Purchased Assets are in compliance with all terms and conditions thereof, with the exception of instances of noncompliance which are not reasonably likely to result in Material Environmental Damages;

                  (c) Except as set forth in Schedule 3, Seller has not received any notification, whether direct or indirect, that the A/TS Network or the Purchased Assets are or may be subject to any Environmental Action or any obligation pursuant to Environmental Laws to perform Remedial Action, or subject to Material Environmental Damages, arising out of the presence of Hazardous Substances on, in or under any location which is not part of the A/TS Network.

            3.    ENVIRONMENTAL AUDITS.

                  (a) Phase I Environmental Audits of the A/TS Network and the Real Property have been or will be conducted prior to the Closing Date.




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                  (b) Phase II Environmental Audits of the A/TS Network and the
Real Property have been or will be conducted prior to the Closing Date by an environmental consultant, chosen by the Seller from a list of environmental consultants agreed to by Buyer and Seller (hereinafter, the "Environmental Consultant"); PROVIDED, HOWEVER, that Phase II Environmental Audit activities will not be performed at any area of any Auto/Truckstop at which Seller is performing Remedial Action pursuant to the requirements of any Governmental Authority as of the time of the Phase II Environmental Audit of the Auto/Truckstop.

                  (c) The costs of conducting the Phase I Environmental Audits and Phase II Environmental Audits shall be borne by Seller. Seller shall have sole responsibility for the direction of Environmental Consultants in the conduct of the Phase II Environmental Audits. Seller shall promptly provide to Buyer copies of the Phase I and Phase II Environmental Audits and all associated sampling data, notices, test results, draft reports and correspondence with any Governmental Authority. Phase I and Phase II Audit Reports shall be provided to Buyer no less than 14 days prior to the Closing Date.

            4.    Covenant to Undertake Remedial Action
                  AND ENVIRONMENTAL COMPLIANCE ACTION.

                  (a) In the event that the Phase I Environmental Audits or the Phase II Environmental Audits identify any conditions with respect to which any Remedial Action or Environmental Compliance Action is required by applicable Environmental Laws at any parcel of Real Property, then, as to such conditions, Seller shall, as promptly as is reasonably practicable, (i) undertake such Remedial




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Action as is necessary to achieve compliance with applicable Environmental Laws in effect as of the Sign-Off Date; and (ii) undertake such Environmental Compliance Action as is necessary to achieve compliance with applicable Environmental Laws in effect as of the Closing Date; provided that Section 7(b), rather than this Section 4(a) shall apply, according to its terms, to a Remedial Action being performed by Seller in the event that Buyer has failed to operate the relevant Auto/Truckstop in a manner consistent with the operation of the Auto/Truckstop prior to the Closing Date and in accordance in material respects with applicable Environmental Laws in effect after the Closing Date and such failure has resulted in a Release of Hazardous Substances.

                  (b) Seller shall have the exclusive right to manage and control all Remedial Actions and Environmental Compliance Actions (collectively "Actions") undertaken pursuant to Section 4(a), subject to the requirements of this Environmental Agreement.

                  (c) With respect to each condition requiring Remedial Action by Seller pursuant to Section 4(a), Seller shall deliver to Buyer either (i) a written statement by a Governmental Authority with jurisdiction over the condition to the effect that compliance with applicable Environmental Laws has been achieved or no further action is required under applicable Environmental Laws, or (ii) a certification of an independent consultant, mutually acceptable to Buyer and Seller to the same effect. The date on which such written statement of a Governmental Authority and/or certification of an independent consultant is received by Buyer shall be the "Sign-Off Date" for the Remedial Action in issue.




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                  (d) If Remedial Action entails the removal of all or any part of any otherwise sound Storage Tank System, Seller shall restore that portion of the Storage Tank System in compliance with Environmental Laws, provided that Buyer shall have the option, at its own expense, to modify the Storage Tank System.

            5.    STORAGE TANK SYSTEM TESTING.

                  (a) TESTING STORAGE TANKS. Seller, at Seller's expense, shall conduct a tightness test of any underground storage tank and associated piping ("UST System"), which is in use on the Real Properties relating to the storage or dispensing of motor fuel, heating fuel or used oil, PROVIDED, HOWEVER, that Seller shall not be obligated to perform a tightness test on any UST System that has been tightness tested during the 6-month period prior to the Closing Date. Seller shall use reasonable efforts to test UST Systems at sites comprised primarily of steel tanks within 3 months prior to Closing. Tightness tests on any UST System shall be performed in accordance with the requirements of 40 CFR
Part 280. At least fourteen (14) business days prior to the Closing Date, Seller shall furnish to Buyer copies of the test results and any study reports(s).

                  (b)    RIGHTS TO REPAIR, REPLACE OR REMOVE.

                           (i) FAILED FIBERGLASS TANKS: If any fiberglass tank does not test tight at any Real Property, Seller will, at its option, either repair or remove and replace any such failed fiberglass tank with a like-kind tank in accordance with applicable Environmental Laws.

                           (ii) If Seller chooses to repair said tank, such repair shall be done in accordance with applicable Environmental Laws and in




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      accordance with manufacturer specifications. Upon completion of any tank repair, Seller shall cause the tank again to be tightness tested and shall furnish copies of the test results to Buyer. If test results indicate that a repaired tank cannot be suitably repaired, Seller shall replace the tank with a like-kind tank.

                          (iii) FAILED FIBERGLASS PIPING: If any fiberglass piping does not test tight at any Property, Seller will, at its option, either repair or replace any such failed fiberglass piping with like-kind piping.

                              (A) If Seller chooses to replace said piping, such
            replacement shall be done in accordance with applicable Environmental Laws and in accordance with manufacturer specifications.

                              (B) If Seller chooses to repair said piping, such
            repair shall be done in accordance with applicable Environmental Laws and in accordance with manufacturer specifications. Upon completion of any piping repair, Seller shall cause the piping to again be tightness tested and shall furnish copies of the test results to Buyer. If test results indicate that repaired piping cannot be suitably repaired, Seller shall replace the repaired piping with like-kind piping.

                           (iv) FAILED STEEL TANKS: If any steel tank does not test tight at any Real Property, Seller will, at its option, either repair or remove and replace any such failed steel tank in accordance with applicable Environmental Laws.




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            If Seller chooses to replace a steel tank, replacement shall be done with a tank of Seller's choosing in accordance with applicable Environmental Laws and in accordance with manufacturer specifications. If Buyer requests the replacement of an otherwise sound steel tank at a Real Property, the upgrade of any tank at a Real Property, or the installation of a replacement tank at a different location on a Real Property, Buyer shall bear the additional cost of replacing the otherwise sound tank, upgrading the tank or relocating the tank field. Buyer shall reimburse Seller within thirty (30) days after receipt of Seller's request for payment and invoices. This payment provision shall survive any termination of the Asset Purchase Agreement, in whole or as it relates to a specific Auto/Truckstop.

                           (v) FAILED STEEL PIPING: If any steel piping does not test tight at any Real Property, Seller will replace such failed steel piping with like-kind piping in accordance with applicable Environmental Laws and in accordance with manufacturer specifications. If Buyer requests the replacement of all piping at a Real Property or the upgrade of piping or relocation of replacement piping to a different location on a Real Property, Buyer shall bear the additional cost of replacing the non-leaking piping, relocating the piping and/or upgrading the piping. Buyer shall reimburse Seller within thirty (30) days after receipt of Seller's request for payment and invoices. This payment provision shall survive any termination of the Asset Purchase Agreement, in whole or as it relates to a specific Auto/Truckstop.




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            6. STEEL UST SYSTEMS REPLACEMENT. All steel UST Systems known to
Seller to be located on a Property are identified on Schedule 4. Those steel UST Systems that test tight will be conveyed to Buyer pursuant to the provisions of the Asset Purchase Agreement. After the Closing, Buyer shall comply with all Environmental Laws applicable to Buyer in respect of such steel UST Systems, including without limitation any required removal, replacement or closure of such UST Systems. Buyer shall provide to Seller a copy of any such closure report within thirty (30) business days after receipt thereof. Buyer shall provide Seller with at least thirty (30) days' notice prior to removing such tanks. Seller and/or its representative shall have the right to be present on a property doing any tank removal pursuant to this Section.

            7.    CONTAMINATION DISCOVERED AFTER CLOSING.

                  (a) THIRD-PARTY CONTAMINATION. If, after the Closing Date, contamination requiring Remedial Action is discovered at a Real Property (whether from on-site or off-site), the Party discovering such contamination shall promptly notify the other Party and shall report the source of any identified Release to the appropriate Governmental Authorities. Buyer and Seller shall cooperate in all testing and investigation necessary to establish the source of, and responsible party with respect to, the cost of Remedial Action caused by such contamination. Buyer and Seller agree to cooperate with each other in either's efforts to seek reimbursement from third parties of costs associated with such Release. If the investigation demonstrates that the Hazardous Substances requiring Remedial Action existed on the Real Property prior to the Closing Date, Seller shall have responsibility for such




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occurrence, including the costs of the investigation referred to in this paragraph. Otherwise, Buyer shall have responsibility for such occurrence, including the costs of the related investigation referred to in this paragraph. Otherwise, Buyer shall have responsibility for such occurrence, including the costs of the related investigation referred to in this paragraph.

                  (b) CONTAMINATION BY BUYER. If, after the Closing Date but before Seller has completed a Remedial Action pursuant to this Environmental Agreement at a Real Property, or before Buyer has taken over responsibility for such Remedial Action, Buyer's operations cause a Release of any Hazardous Substance requiring reporting under Environmental Laws at such Real Property, the Party discovering such Release shall promptly notify the other Party. Buyer shall act promptly to minimize the effects of such Release. Buyer shall hire at Buyer's expense a consultant mutually acceptable to Seller to assess the effect of such Release on any Remedial Action at the Real Property. In addition, the consultant will estimate the remaining costs of completing the Remedial Action that would have been incurred had there been no new Release (the "Original Cost of Completion"), as well as the additional cost of completing the Remedial Action caused by the new Release (the "Revised Cost of Completion"). In the event that Buyer and Seller are unable to agree upon these estimates, either may seek prompt resolution of the dispute pursuant to Paragraph 12 of this Agreement. In the event that the Revised Cost of Completion exceeds the Original Cost of Completion, Seller shall pay to Buyer the present value of the Original Cost of Completion. In exchange for such payment, Buyer shall take over responsibility for the original Remedial Action and the Remedial Action caused




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by the new Release (the "Expanded Remedial Action"), and shall provide to Seller a release of liability for the costs of completing the Expanded Remedial Action. By acceptance of such payment and/or execution of any such release, Buyer shall be deemed to have accepted responsibility for the Expanded Remedial Action as set forth above. In the event that the Original Costof Completion exceeds the Revised Cost of Completion, Buyer will pay Seller the present value of the Revised Cost of Completion, Seller will retain responsibility for completion of the Expanded Remedial Action, and Seller will provide Buyer with a release of liability for the cost of completing the Expanded Remedial Action.

            8. SELLER'S ACCESS AFTER CLOSING. For purposes of this Agreement, Seller's access to the Real Property after Closing shall be subject to the following terms and conditions. For purposes of this Section, "Owner" shall refer to Buyer and/or its designated representative and "Licensee" shall refer to Seller and/or its designated representative.

                  (a) Owner will permit access to and entry upon a Real Property to Licensee as necessary to conduct and complete Actions pursuant to this Environmental Agreement.

                  (b) Except in the event of an emergency, Licensee shall provide Owner with at least five (5) business days' notice prior to beginning any drilling, construction, and equipment installation, as well as other activity that may disrupt normal business operations on a Real Property.

                  (c) Owner shall use its best efforts not to unreasonably interfere with the Licensee while Licensee exercises its rights of ingress and egress to




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perform the Actions. Licensee shall use its best efforts to perform the Action in a manner which minimizes disruption to Owner's business activities and to the Real Property.

                  (d) Promptly upon completion of an Action, Licensee shall restore the Real Property to substantially the condition which existed immediately prior to the commencement of the Action, and said restoration is to be completed to Owner's reasonable satisfaction.

                  (e) Sellers shall promptly provide to Owner copies of all scopes of work, final reports, correspondence with any Governmental Authority, and sampling data related to, or which result from, any Actions on a Real Property. Owner shall provide to Licensee copies of any correspondence with or between Owner and any applicable Governmental Authority which involves or relates to any matters described in this Environmental Agreement or which could impact Licensee's Actions at any Real Property.

                  (f) Prior to and during an Action, Licensee shall take all steps which are reasonably necessary to prevent injury to persons or damage to property resulting from or in any way connected with the Action.

                  (g) Licensee shall indemnify and hold harmless the Owner against any Damages incurred by Owner, and any liens and encumbrances that may be filed or attach against a Real Property, in connection with Actions that Licensee performs on a Real Property. No contractor, subcontractor, material man, agent, officer, director or employee of the Licensee shall have any right to a lien against a Real Property or any part thereof for any work, labor or materials furnished to




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Licensee for the Actions performed on a Real Property, unless otherwise mandated by applicable law.

                  (h) After Closing, Licensee's right of access to a Real Property shall terminate when (i) Owner assumes responsibility for the Remedial Action at such Real Property, or (ii) Licensee completes the Actions at such Real Property pursuant to this Environmental Agreement.

                  (i) Buyer will pay any and all costs, claims, rents or charges which Seller may incur if access to a Real Property is not granted in accordance with this Environmental Agreement.

                  (j) Owner agrees to be responsible and reimburse Licensee for any damage or loss that Owner, its employees, agents, invitees, lessees, occupants of a Real Property, contractors, successors or assigns cause, whether sole, joint or concurrent, to any test or monitoring well, remediation equipment and/or associated piping, or any other property or equipment installed or otherwise used by Licensee.

            9.    SELLER'S ENVIRONMENTAL INDEMNIFICATION.

                  (a) Subject to the limitations contained herein, Seller hereby agrees to indemnify, defend and hold harmless the Buyer Indemnitees in respect of any and all Environmental Damages incurred by any Buyer Indemnitee as a result of or otherwise in connection with the Release and subsequent migration of Hazardous Substances on or before the Closing Date on, under, in or about any of the Real Property, or resulting from the ownership or operation of the A/TS Network and the Purchased Assets on or before the Closing Date, irrespective of whether any such condition is identified in the Phase I Environmental Audits or the Phase II




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Environmental Audits, including, without limiting the generality of the foregoing, all such Environmental Damages arising out of or relating to (a) any breach of any representation or warranty made by Seller in this Environmental Agreement or (b) the breach of any covenant, agreement or obligation of Seller contained in this Environmental Agreement.

                  (b) Subject to the limitations contained herein, Buyer hereby agrees to indemnify, defend and hold harmless the Seller Indemnitees in respect of any and all Environmental Damages incurred by any Seller Indemnitees as a result of or otherwise in connection with the Release of any Hazardous Substance after the Closing Date on, under, in or about any of the Real Property or resulting from the ownership or operation of the A/TS Network and the Purchased Assets after the Closing Date, including, without limiting the generality of the foregoing, all such Environmental Damages arising out of or relating to (a) any breach of any representation or warranty made by Buyer in these Provisions, or
(b) the breach of any covenant, agreement or obligation of Buyer contained in these Provisions, provided, however, that Buyer shall have no obligation to indemnify Seller for any Environmental Damages with respect to which Seller has agreed to indemnify Buyer, as set forth in Section 9(a) hereof.

            10.   INDEMNIFICATION PROCEDURE.

                  (a) Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") of the claim and, to the extent known, the facts constituting the basis for such claim. If an Indemnitor's ability to defend against a




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suit, action, notice, demand or proceeding by a Governmental Authority or third party ("Proceeding") is prejudiced by the failure or delay in providing such notice, the Indemnitor will not be obligated to indemnify the Indemnitee with respect to such portion of the liability arising from the Proceeding as to which the Indemnitor's ability to defend has been prejudiced by such failure or delay. An Indemnitor may, upon written notice to the Indemnitee within 30 calendar days of receipt of a notice in respect of a Proceeding, assume the defense of any such Proceeding if the Indemnitor acknowledges the Indemnitee's right to indemnify pursuant hereto in respect of the entirety of such Proceeding. If an Indemnitor assumes the defense of any such Proceeding, the Indemnitor shall select counsel reasonably acceptable to the Indemnitee to conduct the defense of such Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If an Indemnitor shall have assumed the defense of any Proceeding in accordance with this Section, the Indemnitor shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such Proceeding, without the prior written consent of the Indemnitee; PROVIDED, HOWEVER, that the Indemnitor shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; PROVIDED, FURTHER, that any Remedial Action undertaken by Seller in connection with the defense of any such Proceeding in which Seller is acting as an Indemnitor shall be in accordance with the requirements of Section 4 hereof (including, without limitation, the requirement that such Remedial Action be taken as is necessary to achieve compliance with applicable Environmental Laws in effect as of the Sign-Off Date); PROVIDED, FURTHER,




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that an Indemnitor shall not be authorized to encumber any of the assets of any
Indemnitee or to agree to any restriction that would apply to or affect the Indemnitee, or its conduct of business; AND PROVIDED, FURTHER, that a condition to any such settlement shall be a complete and unconditional release of the Indemnitee with respect to such Proceeding. An Indemnitee shall be entitled to participate in (but not control) the defense of any such Proceeding, with its own counsel and at its own expense; PROVIDED, HOWEVER, that the Indemnitee will not unilaterally communicate with the Persons or Governmental Authorities which have initiated or will decide such Proceeding or interfere with the Indemnitor's defense of such action, and will cooperate and consult with the Indemnitor with respect to such Indemnitee's participation in the defense of such Proceeding. An Indemnitee shall, and shall cause each of its Affiliates, officers, employees, consultants and agents and each other Indemnitee to, cooperate fully with the Indemnitor in the defense of any Proceeding pursuant to this Section. If an Indemnitor does not assume the defense of any Proceeding accordance with the terms of this Section, the Indemnitee may defend against such Proceeding in such manner as it may deem appropriate, including settling such Proceeding after giving notice of the same to the Indemnitor, on such terms as the Indemnitee may deem appropriate; PROVIDED, HOWEVER, that nothing in this Section shall limit an Indemnitor's right to defend itself against any claim by a Governmental Authority or any other Person other than the Indemnitee arising out of or relating to the subject matter of any such claim for indemnification.

                  (b) Whenever a Buyer Indemnitee becomes aware of a condition on, in, about or under the Real Properties for which Seller is obligated to




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provide indemnification hereunder in the absence of a Proceeding, Buyer shall promptly provide Seller with notice of such condition. Seller may, upon written notice to the Buyer Indemnitee within 30 calendar days, assume responsibility for the performance of such Remedial Action or Environmental Compliance Action as is necessary to address the condition identified in the notice.

                  (c) An Indemnitor shall not be obligated to provide indemnification pursuant to this Environmental Agreement with respect to matters or conditions for which the Indemnitee has not provided notice of a claim for indemnification pursuant to Section 10(a) hereof before the eleventh anniversary of the Closing Date; PROVIDED, HOWEVER, that Seller shall have no obligation to provide indemnification with respect to Environmental Compliance Actions unless a notice of claim is provided to Seller before the third anniversary of the Closing Date; and further PROVIDED, HOWEVER, that any claim for indemnification pursuant to this Environmental Agreement relating to a condition addressed by a Remedial Action pursuant to Section 4 hereof may be timely asserted by notice provided before the later of (i) the eleventh anniversary of the Closing Date, or (ii) the Sign-Off Date for such Remedial Action.

                  (d) Seller's obligation to indemnify Buyer in respect of Environmental Compliance Actions shall be subject to the Cap established by
Section 8.6 of the Asset Purchase Agreement.

                  (e) As used in this Section, as the context may require, Indemnitee means either Buyer Indemnitees or Seller Indemnitees.




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                  (f) LIMITATION ON DAMAGES. The amount of Damages recoverable by an Indemnitee under this Agreement shall exclude punitive damages; provided, however, that nothing herein shall preclude an Indemnitee from recovering (i) punitive damages if the Indemnitee demonstrates a willful breach of this Agreement by the Indemnitor or (ii) amounts paid or payable by an Indemnitee to a third party.

                  (g)   EXCLUSIVE REMEDIES.

                        (i) The Buyer agrees, on behalf of itself and the Buyer Indemnitees, that any claim or demand against Sellers, their Affiliates, their employees, officers, directors and agents (collectively, for the purpose of this Section 10(g), "Seller") arising out of or relating to Environmental Liabilities must be brought only under this Environmental Agreement and subject to the procedures and limitations herein. Nothing in this Environmental Agreement is intended to limit any claims Buyer, its Affiliates or the Buyer Indemnitees may have against prior owners of the Business or the Real Property.

                        (ii) Sellers agree, on behalf of themselves and the BP Indemnitees, that any claim or demand against Buyer, its Affiliates, its employees, officers, directors and agents (collectively, for the purpose of this Section 10(g), "Buyer") arising out of or relating to Environmental Liabilities must be brought only under this Environmental Agreement and subject to the procedures and limitations herein. Nothing in this Agreement is intended to limit any claims Sellers, their Affiliates or the Seller Indemnitees may have against prior owners of the Business or the Real Property.

            11.   COOPERATION, ACCESS, REASONABLENESS.

                  (a) Buyer and Seller shall cooperate with respect to the undertaking of their mutual obligations pursuant to this Environmental Agreement, including providing one another reasonable access to relevant records and officers and employees with knowledge of the matters at issue, and shall inform one another in reasonably prompt fashion of all significant developments concerning conditions or actions giving rise to claims for indemnification hereunder.

                  (b) All activities relating to the parties' obligations pursuant to this Environmental Agreement must be undertaken in a manner in which a prudent business person acting in a commercially reasonable manner would undertake such work, minimizing interruptions of operations at the Real Property.

                  (c) Nothing in this Environmental Agreement shall prevent Buyer from (i) taking any reasonable and prudent interim measures in the event of an imminent and substantial endangerment to human health, welfare or the Environment, without prejudice to Buyer's right to seek indemnification therefor under this Environ mental Agreement, (ii) taking any reasonable action for which Buyer does not elect to seek indemnification, in whole or in part, under this Agreement and (iii) taking any action lawfully required or directed by any Governmental Authority of competent jurisdiction, without prejudice to Buyer's right to seek indemnification therefor under this Environmental Agreement.

            12. DISPUTE RESOLUTION. If a dispute arises between the parties hereto and that dispute cannot be resolved within a reasonable period of time, either party hereto may notify the other party that the dispute is to be submitted to arbitration. In the event that notice of submission of the dispute to arbitration is provided by either party, the parties jointly shall select an environmental consultant or engineer reasonably qualified to arbitrate such dispute (the "Independent Consultant"). The Independent Consultant shall have the right to obtain the assistance of legal counsel mutually acceptable to Buyer and Seller in arbitrating the dispute, if the Independent Consultant determines that such assistance is necessary. Notwithstanding any other provision hereof, the parties hereto shall each bear one-half of the cost of the Independent Consultant and its legal counsel, if any. If the parties hereto cannot agree on an Independent Consultant, they shall apply to the American Arbitration Association for the appointment of an Independent Consultant. The Independent Consultant shall establish an expedited procedure for hearing and resolving the dispute. Unless the parties hereto agree otherwise, the Independent Consultant shall be required to render a decision resolving the dispute, with a written opinion stating the reasons therefor, no more than 60 days after the Independent Consultant is retained. The decision of the Independent Consultant shall be final and binding and a court of competent jurisdiction may enter judgment thereon. The dispute resolution procedures of this Section 12 shall constitute the exclusive remedy of the parties hereto with respect to any disputes arising out of this Environmental Agreement.

            13. CONFLICT WITH PURCHASE AGREEMENT. This Environmental Agreement is intended to modify and supplement certain of the terms of the Purchase

Agreement with respect to the matters described herein. In the event of any conflict or ambiguity between the Purchase Agreement and this Environmental Agreement, the provisions of this Environmental Agreement shall control.

            14. OTHER RIGHTS. All rights and remedies of any party hereunder shall be cumulative and are expressly in addition to those now or hereafter existing under the Purchase Agreement, or at law or in equity, any of which alone or together may be fully exercised by either party.

            15. FURTHER ASSURANCES. Each party agrees to execute additional instruments and documents and do all such further things as may reasonably be requested by the other in order to carry out the intent of this Environmental Agreement.

            16.   WAIVERS AND AMENDMENTS.

                  (a) Any provision of this Environmental Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No waiver by either party of any default, misrepresenta tion or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights existing by virtue of any prior or subsequent occurrence. No single or partial exercise by either party of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            17. NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telecopier, once such notice or other communication is transmitted to the telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through a reputable overnight delivery service in circumstances in which such service guarantees next day delivery, the day following being so sent.

                  (a)   If to Seller, to:

                              BP Exploration & Oil Inc.
                              200 Public Square
                              Room 18-R
                              Cleveland, Ohio 44114-2375
                              Attention:  Director, Environmental Resources
                                          Management

                        and by telecopy to:  216/586-8222

                        with a copy under separate cover to:

                              BP Exploration & Oil Inc.
                              200 Public Square
                              Room 39-B
                              Cleveland, Ohio 44114-2375
                              Attention:  Director, Environmental Legal
                                          Services

                        and by telecopy to:  216/586-4535

                  (b)   If to Buyer, to:

                              T.S. Network Corp.
                              c/o The Clipper Group, L.P.
                              Park Avenue Plaza
                              55 East 52nd Street
                              New York, New York  10055
                              Attention:  Louis J. Mischianti

                        and by telecopy to:  212/318-1360

                        with a copy to:

                              The Clipper Group, L.P.
                              Park Avenue Plaza
                              55 East 52nd Street
                              New York, New York 10055
                              Attention: Louis J. Mischianti

                        and by telecopy to:  212/318-1360

                        with a copy to:

                              Paul, Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York, New York 10019-6064
                              Attention: Gaines Gwathmey, Esq.

                        and by telecopy to:  212/757-3990

            Either party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Either party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

            18. MISCELLANEOUS. This Environmental Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Environmental Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. This Environ mental Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest and assigns by operation of law or otherwise. This Environmental Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

            19. ASSIGNMENT. In the event of a transfer by Buyer of all or any portion of its interest in the A/TS Network, Buyer may assign this Environmental Agreement without the consent of Seller, to the extent that it relates to the interest transferred, to any one or more persons, firms or entities which are successors to such interest, including any successor to the ownership of any of the Acquisition Assets. Buyer shall provide at least thirty days' notice to Seller prior to the assignment. Any assignee of Buyer shall be required to assume responsibility for all Buyer's obligations hereunder. Notwithstanding the foregoing, Buyer shall also be permitted to assign any or all of its rights hereunder to one or more of its lenders.

            20. SEVERABILITY. If any provision of this Environmental Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of the Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect.

            21. POWER AND AUTHORITY. Each party to the Environmental Agreement hereby certifies that it: (i) is a corporation duly formed, validly existing and in good standing under the laws of the state of its incorporation; (ii) has full power and authority to execute this Environmental Agreement and any and all documents which may be related thereto; and (iii) has, to the extent necessary, obtained authorization from its Board of Directors to execute this Environmental Agreement. The undersigned representative(s) of each party certifies that he or she is fully authorized by the party whom he or she represents to enter into the terms and conditions of this Environmental Agreement and to bind legally such Party to this Environmental Agreement.

            22. JURISDICTION. Each of the parties hereto irrevocably submits to the jurisdiction of any state or federal court sitting in the County of New York, State of New York, in any action or proceeding arising out of or relating to this Environ mental Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to contest the jurisdiction (IN REM or IN PERSONAM) or power or decision of such court over or pertaining to the party or with respect to the subject matter in any court within or without the United States other than appropriate appellate courts. Each of the parties hereto irrevocably waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the other party hereto with respect thereto.

            23. CONSTRUCTION. The language used in this Environmental Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "including" is used in this Agreement, it shall be deemed to mean "including, without limitation," "including, but not limited to" or other words of similar import such that the items following the word "including" shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Environmental Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                         BP EXPLORATION & OIL INC.

                        By: /s/ H.T. Bubb
                           ------------------------------------------
                        Name: H.T. Bubb
                             ----------------------------------------
                        Title: Vice President, Strategic Development
                              ---------------------------------------


                        TRUCKSTOPS CORPORATION OF AMERICA INC.

                        By: /s/ H.T. Bubb
                           ------------------------------------------
                        Name: H.T. Bubb
                             ----------------------------------------
                        Title: Vice President, Strategic Development
                              ---------------------------------------


                        T.S. NETWORK CORP.

                        By: /s/ Louis J. Mischianti
                           ------------------------------------------
                        Name: Louis J. Mischianti
                             ----------------------------------------
                        Title: President
                              ---------------------------------------